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                                                                    Exhibit 23.2

                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Registration Statements (as may be amended) 333-08235, 333-10225, 333-10227, 333-10229, 333-10245, 333-46695,
333-45965, 333-48649 and 333-59161 of Allegheny Teledyne Incorporated of our report dated January 23, 1998, on the consolidated financial statements of Oregon Metallurgical Corporation as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, which report is included in this Form 10-K of Allegheny Teledyne Incorporated.


                                                  /s/ PricewaterhouseCoopers LLP


Portland, Oregon
March 17, 1999